UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2010

GeoEye, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21700 Atlantic Blvd., Dulles, Virginia		20166
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-480-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 4, 2010, GeoEye, Inc. ("GeoEye") entered into an agreement to acquire SPADAC Inc., a Delaware corporation ("SPADAC"), with a total purchase price of $46 million in a merger (the "Merger") as described below. SPADAC provides geospatial predictive analytics solutions to the defense, intelligence and homeland security market. Their industry leading predictive analytics technology combined with their world class team of analysts and intelligence professionals enable them to deliver solutions that customers rely on to support their operations around the world.

As consideration for the Merger, GeoEye will purchase 100% of SPADAC’s common stock for $46 million. The consideration will be comprised of (i) $34.5 million in cash, (ii) $9 million of unregistered shares of GeoEye common stock, par value $.01, and (iii) $2.5 million of GeoEye’s converted equity as a result of GeoEye’s previous investment in SPADAC. The Merger Agreement (as defined below) includes an adjustment for changes to the tangible net worth of SPADAC as of the closing of the Merger.

As discussed above, GeoEye entered into an Agreement and Plan of Merger ("Merger Agreement") by and among GeoEye, GeoEye Merger Sub, Inc., a Delaware corporation and wholly owned indirect subsidiary of GeoEye ("Merger Sub"), SPADAC, U.S. Bank National Association, as escrow agent under the Merger Agreement, and Jerry Poch, as the representative of the SPADAC stockholders under the Merger Agreement. Pursuant to the terms of the Merger Agreement, upon the satisfaction of certain closing conditions Merger Sub will merge with and into SPADAC, with SPADAC continuing as the surviving corporation after the Merger. The Merger Agreement was signed on December 4, 2010, and the parties expect to consummate the Merger before December 31, 2010. As a result of the Merger, SPADAC will become a wholly owned indirect subsidiary of GeoEye and be renamed GeoEye Analytics Inc.

Cautionary Statement Regarding Forward-Looking Statements

This filing includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2009, which we filed with the Securities and Exchange Commission ("SEC") on March 12, 2010, and our Quarterly Reports on Form 10-Q for the period ended March 31, 2010, June 30, 2010 and Sept. 30, 2010, which we filed with the SEC on May 10, 2010, Aug. 9, 2010 and Nov. 9, 2010, respectively. Copies of all SEC filings may be obtained from the SEC's EDGAR Web site, http://www.sec.gov/, or by contacting: William L. Warren, Senior Vice President, General Counsel and Secretary, at 703-480-5672.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoEye, Inc.

December 7, 2010	By:	/s/ Joseph F. Greeves

Name: Joseph F. Greeves
Title: Executive Vice President, Chief Financial Officer